NEEDHAM Growth Fund
Rule 10F-3



Issuer
IPG Photonics Corp.



Type of Security
Common




IPO or Secondary
IPO




SEC Registered
Yes



Total Offering


9,000,000




Date of Purchase


12/12/06




Number of Shares Purchased


3,630




Date of Public Offer


12/12/06




Fund Price Paid


$16.50



Public Offering Price


$16.50




Firm Commitment Underwriting?
Yes





Underwriting gross spread as % of proceeds
0.59%





Consistent with average industry % of gross spread?
Yes




Company operational for 3 years?
Yes




Less than 3% of fund assets used for purchase?
Yes




Fund's purchase represents less than 25% of the offering?
Yes




Name of underwriter(s) purchased from
Lehman Brothers





Needham & Company, LLC Mgr or Co-Mgr?
Yes




Issuer
Isilon Systems, Inc.



Type of Security
Common



IPO or Secondary
IPO



SEC Registered
Yes



Total Offering


8,350,000



Date of Purchase


12/14/06



Number of Shares Purchased


907



Date of Public Offer


12/14/06



Fund Price Paid


$13.00



Public Offering Price


$13.00




Firm Commitment Underwriting?
Yes




Underwriting gross spread as % of proceeds
0.65%




Consistent with average industry % of gross spread?
Yes




Company operational for 3 years?
Yes



Less than 3% of fund assets used for purchase?
Yes


Fund's purchase represents less than 25% of the offering?
Yes



Name of underwriter(s) purchased from
Morgan Stanley



Needham & Company, LLC Mgr or Co-Mgr?
Yes